EXHIBIT 10.1


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                           CHINA AGRO SCIENCES CORP.,

                             DALIAN ACQUISITION CORP

                                       AND


                          M-GAB DEVELOPMENT CORPORATION




                           DATED AS OF MARCH 15, 2006


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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of March 15, 2006 (the "AGREEMENT") by and among M-GAB Development Corporation, a corporation formed under the laws of the State of Florida ("M-GAB"), DaLian Acquisition Corp., a corporation newly formed under the laws of the State of Florida and a wholly owned subsidiary of M-GAB (the "MERGER SUB"), China Agro Sciences Corp., a corporation formed under the laws of the State of Florida ("DALIAN US"), and the following M-GAB
Shareholders: Carl M. Berg and Sadie, LLC, a Nevada limited liability company (the "SHAREHOLDERS"). M-GAB, the Merger Sub, DaLian US and the Shareholders are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    PREAMBLE

      WHEREAS, M-GAB and DaLian US have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

      WHEREAS, M-GAB has proposed to acquire DaLian US pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, DaLian US shall become a wholly owned subsidiary of M-GAB through the merger of DaLian US with and into the Merger Sub (the "MERGER"); and

      WHEREAS, in the Merger all issued and outstanding shares of capital stock of DaLian US held by the stockholders of DaLian US (the "DALIAN US STOCKHOLDERS") shall be cancelled and converted into the right to receive 13,349,488 shares of common stock of M-GAB, $0.001 par value per share, or such number of shares of M-GAB as shall represent 66.7 % of the issued and outstanding common stock of M-GAB after the merger (the "MERGER Shares").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

                               CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings set forth below:

"APPLICABLE LAW" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the Merger or the businesses of the Parties and/or their respective subsidiaries.

"FBCA" means the Florida Business Corporation Act.

"GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

"KNOWLEDGE" means, in the case of M-GAB, a particular fact or other matter of which any of the Shareholders is actually aware or which a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of M-GAB and its business and affairs; and in the case of DaLian US means a particular fact or other matter of which its President is actually aware or which a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of DaLian US and its business and affairs.

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"LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

"MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

"PERSON" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SURVIVING ENTITY" shall mean DaLian US as the surviving entity in the Merger as provided in Section 1.03.

"TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means:

      (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

      (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

      (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

"TAX RETURN" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                    ARTICLE I
                                   THE MERGER

SECTION 1.01      THE MERGER.

      Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the FCBA, at the Effective Time (as hereinafter defined), all DaLian US Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares. In connection therewith, the following terms shall apply:

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         (a) Exchange Agent. The Lebrecht Group, APLC, counsel to M-GAB, shall act as the exchange agent (the "EXCHANGE AGENT") for the purpose of exchanging DaLian US Shares for the Merger Shares. At or prior to the Closing, M-GAB shall deliver to the Exchange Agent the Merger Shares.

         (b) Conversion of Securities.

                  (i) Conversion of DaLian US Securities. At the Effective Time, by virtue of the Merger and without any action on the part of M-GAB, DaLian US or the Merger Sub, or the holders of any of their respective securities:

                           (A) Each of the issued and outstanding shares of
common stock of DaLian US (the "DALIAN US SHARES") immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, that number of shares of common stock of M-GAB as shall be determined by dividing 13,349,488 by the number of then issued and outstanding DaLian US Shares (the "DALIAN US CONVERSION Rates").

                           (B) All DaLian US Shares shall no longer be
outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(b)(i) upon the surrender of such certificate in accordance with Section 1.07, without interest. No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest number of whole shares.

                           (C) The Merger Shares shall represent 66.7% of the
issued and outstanding common stock of M-GAB, at the Effective Time after giving effect to the Merger.

                  (ii) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of DaLian US, M-GAB, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of M-GAB.

         (c) Exemption from Registration. The Parties intend that the issuance of the Merger Shares to the DaLian US Stockholders shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.02               CLOSING.

      The closing of the Merger (the "CLOSING") will take place at the offices of American Union Securities, Inc. within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as M-GAB and DaLian US shall agree (the "CLOSING DATE"), but in any event no later than May 31, 2006 unless extended by a written agreement of M-GAB and DaLian US.

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SECTION 1.03    MERGER; EFFECTIVE TIME.

      At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and M-GAB shall cause Merger Sub to, merge with and into DaLian US in accordance with the provisions of the FBCA, the separate corporate existence of Merger Sub shall cease and DaLian US shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Florida of a Certificate of Merger (the "CERTIFICATE OF MERGER") executed in accordance with the applicable provisions of the FLBA (the "EFFECTIVE TIME"). The date on which the Effective Time occurs is referred to as the "EFFECTIVE DATE." Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04    EFFECT OF THE MERGER.

      The Merger shall have the effect set forth in Section 607.1101 of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of DaLian US and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of DaLian US and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05    CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

      Pursuant to the Merger:

      (a) The Certificate of Incorporation and Bylaws of DaLian US as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

      (b) The directors and officers of DaLian US immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06    RESTRICTIONS ON RESALE

      (a) The Merger Shares. The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) M-GAB receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for M-GAB, that an exemption from the registration requirements of the Securities Act is available.

      The certificates representing the Merger Shares which are being issued to the DaLian US Stockholders shall contain a legend substantially as follows:

         "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR M-GAB DEVELOPMENT CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR M-GAB DEVELOPMENT CORPORATION THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

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SECTION 1.07    EXCHANGE OF CERTIFICATES.

      (a) EXCHANGE OF CERTIFICATES. After the Effective Time and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the DaLian US Stockholders, the DaLian US Stockholders shall be required to surrender all their DaLian US Shares to the Exchange Agent, and the DaLian US Stockholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the DaLian US Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented DaLian US Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such DaLian US Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented DaLian US Shares, until such certificate or certificates representing all the relevant DaLian US Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

      (b) FULL SATISFACTION OF RIGHTS. All Merger Shares for which the DaLian US Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the DaLian US Shares.

      (c) EXCHANGE OF CERTIFICATES. All certificates representing DaLian US Shares converted into the right to receive Merger Shares pursuant to this
Article I shall be furnished to M-GAB subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

      (d) CLOSING OF TRANSFER BOOKS. On the Effective Date, the stock transfer book of DaLian US shall be deemed to be closed and no transfer of DaLian US Shares shall thereafter be recorded thereon.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF M-GAB
                           AND THE M-GAB SHAREHOLDERS

      M-GAB and the M-GAB Shareholders, and, where applicable, the Merger Sub, hereby jointly and severally represent and warrant to DaLian US, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 2.01    ORGANIZATION, STANDING AND POWER.

      M-GAB is a company duly incorporated, validly existing and in good standing under the laws of the State of Florida and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Merger Sub is a company duly incorporated, validly existing and in good standing under the laws of the State of Florida and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. M-GAB has not engaged in any business activities since January 1, 2005 other than negotiation of potential

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acquisitions, and has no property or assets other than as set forth herein.
Other than its ownership of the Merger Sub and of shares in NuQuest, Inc., M-GAB does not have an ownership interest in any Person. Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations.

SECTION 2.02    CAPITALIZATION.

      (a) There are 110,000,000 shares of capital stock of M-GAB authorized, consisting of 100,000,000 shares of common stock, $0.001 par value per share (the "M-GAB COMMON SHARES") and 10,000,000 shares of preferred stock, $0.001 per share ("M-GAB PREFERRED SHARES"). As of the date of this Agreement, there are 6,550,512 M-GAB Common Shares and no Preferred Shares issued and outstanding.

      (b) The Shareholders, collectively, own of record and beneficially 5,500,000 M-GAB Common Shares. Except for the 100,000 M-GAB Common Shares to be issued to The Lebrecht Group, APLC in consideration of its services in facilitating the transactions contemplated by this Agreement (the "Bonus Shares"), no M-GAB Common Shares or M-GAB Preferred Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase or exchange of M-GAB Common or Preferred Shares except as provided in this Agreement and except for the outstanding option agreements and warrants referred to in Section 5.03 hereof, which shall be cancelled prior to the Closing.

      (c) All outstanding M-GAB Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law. The Merger Shares issuable to the DaLian US Stockholders will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.03    AUTHORITY FOR AGREEMENT.

      The execution, delivery, and performance of this Agreement by each of M-GAB and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of M-GAB and Merger Sub enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by M-GAB and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, M-GAB's Certificate of Incorporation, Merger Sub's Certificate of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which M-GAB is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to M-GAB or Merger Sub.

SECTION 2.04    FINANCIAL STATEMENTS.

      (a) M-GAB has made available to DaLian US copies of its audited consolidated financial statements at December 31, 2004 and 2003 and for the fiscal years then ended, as well as its unaudited consolidated financial statements for the fiscal period ending December 31, 2005 (collectively, "M-GAB FINANCIAL Statements").

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      (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the M-GAB Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Such financial statements fairly present the consolidated financial position of M-GAB as at the dates thereof and the consolidated results of its operations and its consolidated cash flows for the periods then ended.

      (c) To the Knowledge of M-GAB and the Shareholders, there has been no material change in the financial condition, operations or business of M-GAB since December 31, 2005.

      (d) As at the date of this Agreement and the Closing, other than amounts owed to The Lebrecht Group, APLC as advances for out-of-pocket expenses, which will be satisfied in full at the Closing, the aggregate liabilities of M-GAB which would be required to be disclosed on a balance sheet prepared in accordance with GAAP do not and will not exceed $5,000.

SECTION 2.04    ABSENCE OF CERTAIN CHANGES OR EVENTS.

      Since September 30, 2005:

      (a) there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of M-GAB;

      (b) M-GAB has not (i) amended its Certificate of Incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;
(iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee.

SECTION 2.05    GOVERNMENTAL AND THIRD PARTY CONSENTS.

      No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with M-GAB or Merger Sub, is required by or with respect to M-GAB or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the FBCA, and except for the approvals and filings required to terminate M-GAB's election to be treated as a business development company under the Investment Act of 1940, as further described in Section 5.01(c) hereof.

SECTION 2.06    LITIGATION.

      There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of M-GAB or the Shareholders, threatened against or affecting, M-GAB or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

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SECTION 2.07    INTERESTED PARTY TRANSACTIONS.

      M-GAB is not indebted to any officer or director of M-GAB, and no such person is indebted to M-GAB.

SECTION 2.08    COMPLIANCE WITH APPLICABLE LAWS.

      To the Knowledge of M-GAB and the Shareholders, the business of each of M-GAB and Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.09    TAX RETURNS AND PAYMENT.

      M-GAB has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. Except as disclosed in the M-GAB Financial Statements, there is no material claim for Taxes that is a Lien against the property of M-GAB other than Liens for Taxes not yet due and payable, none of which is material. M-GAB has not received written notification of any audit of any Tax Return of M-GAB being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on M-GAB, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by M-GAB which is currently in effect, and M-GAB is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the M-GAB Financial Statements.

SECTION 2.10    M-GAB PUBLIC FILINGS.

      M-GAB is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and all M-GAB public filings required under the Exchange Act have been made. All public filings by M-GAB under the Exchange Act are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect. To the Knowledge of M-GAB and the Shareholders, M-GAB has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.11    M-GAB AGREEMENTS.

      M-GAB is not a party to any material agreements.

SECTION 2.12    FINDERS' FEES.

      M-GAB has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF DALIAN US

      DaLian US hereby represents and warrants to M-GAB, Merger Sub and the Shareholders, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

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SECTION 3.01    ORGANIZATION, STANDING AND POWER.

      DaLian US is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The copy of the Certificate of Incorporation of DaLian previously delivered to M-GAB is true and complete as of the date hereof. DaLian US is a recently formed corporation, which as of the date hereof has conducted no business activities other than to acquire the shares of Ye Shun International (Group) Co., Limited ("YE SHUN"), a corporation organized under the Companies Ordinance of Hong Kong. Except for Ye Shun, DaLian US does not own any Person.

SECTION 3.02    CAPITALIZATION.

      There are 15,000,000 shares of DaLian US capital stock authorized, consisting of 15,000,000 shares of common stock with $.0001 par value (the "DALIAN US COMMON SHARES"). As of the date of this Agreement, there were 13,349,488 issued and outstanding DaLian US Common Shares. No DaLian US Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of DaLian US Common Shares. No Person is entitled to any rights with respect to the conversion, exchange or delivery of the DaLian US Common Shares. The DaLian US Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03    OWNERSHIP OF SHARES.

      DaLian US owns all of the outstanding shares of capital stock of Ye Shun, free and clear of all liens, encumbrances and restrictions whatsoever, except for restrictions imposed by Applicable Law; and Ye Shun owns all of the outstanding shares of capital stock of DaLian RunZe Chemurgy Co., Ltd. "RUNZE"), a corporation formed in the People's Republic of China. With respect to each of Ye Shun and RunZe, there are no issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which DaLian US, Ye Shun or RunZe is bound, calling for the issuance of any additional equity securities of Ye Shun or RunZe. All of the outstanding Common Shares of each of Ye Shun and RunZe have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

SECTION 3.04    ORGANIZATION AND STANDING OF SUBSIDIARIES.

      Ye Shun is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. RunZe is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China.

SECTION 3.05    AUTHORITY FOR AGREEMENT.

      The execution, delivery and performance of this Agreement by DaLian US has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of DaLian US, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by DaLian US will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or

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provisions of, or constitute a default under, DaLian US's Certificate of
Incorporation or Bylaws, in each case as amended, or, to the Knowledge of DaLian US, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which DaLian US, Ye Shun or RunZe is a party or by which any of said corporations or their respective properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to DaLian US, Ye Shun or RunZe.

SECTION 3.06    FINANCIAL STATEMENTS.

      (a) DaLian US has made available to M-GAB copies of the consolidated financial statements of Ye Shun and RunZe for the years ending September 30, 2005 and 2004, as well as the consolidated financial statements of Ye Shun and RunZe for the fiscal quarter ending December 31, 2005 (collectively, "RUNZE FINANCIAL Statements").

      (b) The RunZe Financial Statements for the years ending September 30, 2005 and 2004 have been reported on by an independent accountant registered with the PCAOB. The RunZe Financial Statements fairly present the consolidated financial position of RunZe as at the dates thereof and the consolidated results of its operations and its consolidated cash flows for the periods then ended.

      (c) To the Knowledge of DaLian US, there has been no material change in the financial condition, operations or business of RunZe or Ye Shun since December 31, 2005.

SECTION 3.07    ABSENCE OF CERTAIN CHANGES OR EVENTS.

      Since December 31, 2005:

      (a) there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of RunZe or Ye Shun;

      (b) Neither RunZe or Ye Shun has (i) amended its Certificate of Incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee.

SECTION 3.08    GOVERNMENTAL OR THIRD PARTY CONSENT.

      No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with DaLian US, Ye Shun or RunZe, is required by or with respect to DaLian US in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the FBCA.

SECTION 3.09    LITIGATION.

      There is no action, suit, investigation, audit or proceeding pending against or, to the Knowledge of DaLian US, threatened, against or affecting DaLian US, Ye Shun or RunZe or any of their respective material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.10    COMPLIANCE WITH APPLICABLE LAWS.

      To the Knowledge of DaLian US, none of the respective business of DaLian US, Ye Shun or RunZe has been, and none is being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect.

SECTION 3.11    TAX RETURNS AND PAYMENT.

      Each of DaLian US, Ye Shun and RunZe has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the RunZe Financial Statements and except for Taxes being contested in good faith. Subject to the foregoing, to the Knowledge of DaLian US, there is no material claim for Taxes that is a Lien against the property of DaLian US, Ye Shun or RunZe other than Liens for Taxes not yet due and payable, none of which is material.

SECTION 3.12    FINDERS' FEES.

      DaLian US has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV
                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01    COVENANTS OF DALIAN US.

      DaLian US covenants and agrees that, during the period from the date of this Agreement until the Closing Date, DaLian US shall, except as otherwise disclosed in this Agreement and other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement, and shall cause Ye Shun and RunZe to, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of M-GAB shall not, nor shall it cause Ye Shun or RunZe to:

      (a) amend its Certificate of Incorporation or Bylaws or Articles of Association;

      (b) pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

      (c) merge or consolidate with any other entity or acquire or agree to acquire any other entity;

      (d) sell, transfer, or otherwise dispose of any material assets required for the operations of DaLian US's business, except in the ordinary course of business consistent with past practices;

      (e) declare or pay any dividends on or make any distribution of any kind with respect to the DaLian US Shares; and

      (f) issue any additional shares of DaLian US capital stock or take any action affecting the capitalization of DaLian US or the Dalian US Shares;

SECTION 4.02    COVENANTS OF M-GAB AND THE M-GAB SHAREHOLDERS.

      Each of M-GAB and the M-GAB Shareholders covenants and agrees that, during the period from the date of this Agreement until the Closing Date, M-GAB shall, other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement, and shall cause the Merger Sub to, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of DaLian US, shall not, and shall not cause the Merger Sub to:

      (a) amend its Certificate of Incorporation or Bylaws;

      (b) pay or agree to pay to any employee, officer or director compensation of any kind or amount, except for the Bonus Shares to be issued to The Lebrecht Group, APLC;

      (c) merge or consolidate with any other entity or acquire or agree to acquire any other entity;

      (d) create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets;

      (e) make any capital expenditure or series of capital expenditures;

      (f) declare or pay any dividends on or make any distribution of any kind with respect to M-GAB;

      (g) issue any additional shares of M-GAB capital stock, except for the Bonus Shares, or take any action affecting the capitalization of M-GAB or the M-GAB Shares; and

      (h) grant any severance or termination pay to any director, officer or any other employees of M-GAB.

SECTION 4.03    COVENANTS OF THE PARTIES

      (a) Tax-free Reorganization. The Parties intend that the Merger qualify as a Tax-free "reorganization" under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

      (b) Announcement. Neither DaLian US, on the one hand, nor M-GAB on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Upon execution of this Agreement, M-GAB shall issue a press release, which shall be approved by DaLian US, and file a Current Report on Form 8-K reporting the execution of the Agreement.

      (c) Notification of Certain Matters. DaLian US shall give prompt written notice to M-GAB, and M-GAB shall give prompt written notice to DaLian US, of:

            (i) The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

            (ii) Any material failure of DaLian US on the one hand, or M-GAB or the Shareholders, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

      (d) Reasonable Best Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

            (i) The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

            (ii) The satisfaction of the Party's conditions precedent to Closing.

      (e) Access to Information

            (i) Inspection by DaLian US. M-GAB will make available for inspection by DaLian US, during normal business hours and in a manner so as not to interfere with normal business operations, all of M-GAB's records (including tax records), books of account, premises, contracts and all other documents in M-GAB's possession or control that are reasonably requested by DaLian US to inspect and examine the business and affairs of M-GAB. M-GAB will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of DaLian US concerning the business and affairs of M-GAB. DaLian US will treat and hold as confidential any information it receives from M-GAB in the course of the reviews contemplated by this Section 4.03(e). No examination by DaLian US will, however, constitute a waiver or relinquishment by DaLian US of its rights to rely on M-GAB's or the M-GAB Shareholders' covenants, representations and warranties made herein or pursuant hereto.

            (ii) Inspection by M-GAB. DaLian US will, if requested, make available for inspection by M-GAB, during normal business hours and in a manner so as not to interfere with normal business operations, all of DaLian US's, Ye Shun's and RunZe's records (including tax records), books of account, premises, contracts and all other documents in DaLian US's possession or control that are reasonably requested by M-GAB to inspect and examine the business and affairs of DaLian US. DaLian US will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of M-GAB concerning the business and affairs of DaLian US. M-GAB will treat and hold as confidential any information they receive from DaLian US in the course of the reviews contemplated by this Section 4.03(e). No examination by M-GAB will, however, constitute a waiver or relinquishment by M-GAB of its rights to rely on DaLian US's covenants, representations and warranties made herein or pursuant hereto.

      (f) Approval by M-GAB Shareholders. By his execution and delivery of this Agreement, each of the Shareholders does hereby approve, adopt and ratify this Merger Agreement, the Merger and all of the transactions contemplated hereby and pursuant to all exhibits hereto.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

SECTION 5.01    CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

      The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both M-GAB and DaLian US:

      (a) Consents, Approvals. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

      (b) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the respective shareholders of DaLian US and Merger Sub in accordance with the applicable provisions of the FCBA and its bylaws;

      (c) Termination of Election. M-GAB shall have taken all necessary steps, including obtaining shareholder approval and making all necessary governmental filings, to terminate its election to be treated as a Business Development Company under the Investment Company Act of 1940;

      (d) Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

      (e) Share Purchase Agreement. The Share Purchase Agreement among Carl M. Berg, Sadie, LLC and Zhengquan Wang executed on this date shall be in full force and effect, and the transactions contemplated thereby shall be implemented simultaneous with the Closing hereunder.

SECTION 5.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF M-GAB AND THE M-GAB SHAREHOLDERS.

      The obligations of M-GAB and the M-GAB Shareholders on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by M-GAB or the M-GAB Shareholders:

      (a) Consents and Approvals. DaLian US shall have obtained all material consents, including any material consents and waivers by DaLian US's Ye Shun's or RunZe's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

      (b) Representations and Warranties. The representations and warranties by DaLian US in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

      (c) Performance. DaLian US shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

      (d) Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to M-GAB and its counsel, and M-GAB and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

      (e) Certificate of Good Standing. DaLian US shall have delivered to M-GAB a certificate as to the good standing of DaLian US certified by the Secretary of State of the State of Florida on or within fourteen (14) business days prior to the Closing Date.

      (f) Material Changes. Except as contemplated by this Agreement, since the date hereof, none of DaLian US, Ye Shun or RunZe shall have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which DaLian US, Ye Shun or RunZe is a party which is reasonably likely to have a Material Adverse Effect .

      (g) Due Diligence. M-GAB shall have completed to its own satisfaction due diligence in relation to DaLian US, except that this shall cease to be a condition precedent unless on or prior to March 15, 2006 M-GAB shall have delivered a written notice stating that it is not satisfied with the results of its due diligence;

      (h) SEC Filing. No less than one week prior to the Closing, DaLian US shall have delivered to M-GAB the financial statements, report of DaLian US's independent registered public accountant, and other information required for inclusion in the Current Report that M-GAB will file with the Securities and Exchange Commission within four business days after the Closing;

SECTION 5.03    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DALIAN US.

      The obligations of DaLian US on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by DaLian US:

      (a) Consents and Approvals. M-GAB and Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

      (b) Representations and Warranties. The representations and warranties by M-GAB, the Shareholders and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

      (c) Performance. M-GAB, the Shareholders and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

      (d) Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to DaLian US and its counsel, and DaLian US and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

      (e) Certificates of Good Standing. M-GAB shall have delivered to DaLian US certificates as to its good standing and the good standing of the Merger Sub in the State of Florida, in each case certified by the Secretary of State not more than fourteen (14) business days prior to the Closing Date.

      (f) Material Changes. Except as contemplated by this Agreement, since the date hereof, neither M-GAB nor the Merger Sub shall have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which M-GAB or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect;

      (g) Due Diligence. DaLian US shall have completed to its own satisfaction due diligence in relation to M-GAB, except that this shall cease to be a condition precedent unless on or prior to March 15, 2006 DaLian US shall have delivered a written notice stating that it is not satisfied with the results of its due diligence;

      (h) Status of M-GAB. As at the Effective Time of the Merger, M-GAB (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, (iii) shall have no liabilities or obligations (contingent or otherwise) not reflected on the M-GAB Financial Statements, (iv) shall have no more than 6,650,512 M-GAB Common Shares outstanding, and (v) there shall be no preferred stock outstanding nor any options, warrants or rights to acquire capital stock of M-GAB whether for additional consideration or on conversion. Without limiting the generality of the foregoing, the following agreements and rights shall be terminated, and there shall be no outstanding rights to acquire M-GAB Common Shares or M-GAB Preferred Shares under any of the following: (A) the Amended and Restated 2001 Stock Option Plan, (B) the 2004 Omnibus Securities Plan, and (C) the warrants to acquire 333,334 M-GAB Common Shares issued to the Shareholders.

      (i) M-GAB Board of Directors. Prior to the Closing, the shareholders of M-GAB shall have elected the designees of Dalian US to serve on the Board of Directors of M-GAB, effective on the Closing Date. At the Effective Time of the Merger or in accordance with applicable law, all of the officers and members of the board of directors of M-GAB shall tender their resignations as officers and directors of M-GAB.


                                   ARTICLE VI
                                   TERMINATION

SECTION 6.01    TERMINATION.

      This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

      (a) The mutual written consent of the Boards of Directors of M-GAB and DaLian US;

      (b) Either M-GAB, on the one hand, or DaLian US, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

      (c) M-GAB, if DaLian US shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by M-GAB to DaLian US, or by M-GAB, if it is not satisfied with the results of its due diligence investigation and it so notifies DaLian US on or before March 22, 2006;

      (d) DaLian US, if M-GAB shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by DaLian US to M-GAB, or by DaLian US if it is not satisfied with the results of its due diligence investigation and it so notifies M-GAB on or before March 22, 2006; or

      (e) Without any action on the part of the Parties if required by Applicable Law or if the Merger shall not be consummated by May 31, 2006 unless extended by written agreement of M-GAB and DaLian US.

SECTION 6.02    EFFECT OF TERMINATION.

      If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of M-GAB or DaLian US, provided, however, that (a) the provisions of Article VII hereof shall survive the termination of this Agreement; (b) nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any party at the time of such termination.


                                   ARTICLE VII
                                 CONFIDENTIALITY

SECTION 7.01    CONFIDENTIALITY

      M-GAB, on the one hand, and DaLian US, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 9.03(b).

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.01    INDEMNIFICATION BY M-GAB.

      M-GAB and the M-GAB Shareholders shall, jointly and severally, indemnify, defend and hold harmless each of DaLian US, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of DaLian US, any subsidiary or affiliate thereof or an employee of DaLian US, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "DALIAN US INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by the Shareholders, M-GAB or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of M-GAB or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) the consummation of the transactions contemplated herein, and any action taken in connection therewith ("DALIAN US INDEMNIFIED LIABILITIES"). Any DaLian US Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify M-GAB in writing, but the failure to so notify shall not relieve M-GAB from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice M-GAB.

SECTION 8.02    INDEMNIFICATION BY DALIAN US.

      DaLian US shall indemnify, defend and hold harmless each of M-GAB, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of M-GAB, any subsidiary or affiliate thereof or an employee of M-GAB, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "M-GAB INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by DaLian US or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or negligent act, omission or conduct of any officer, director or agent of DaLian US or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) the consummation of the transactions contemplated herein, and any action taken in connection therewith ("M-GAB INDEMNIFIED LIABILITIES"). Any M-GAB Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify DaLian US in writing, but the failure to so notify shall not relieve DaLian US from any liability that it may have under this
Section 8.02, except to the extent that such failure would materially prejudice DaLian US.

SECTION 8.03   INDEMNIFICATION OF EXCHANGE AGENT.

      (a) M-GAB, DaLian US and Merger Sub (for the purposes of this Section 8.03, the "INDEMNITORS") agree to indemnify the Exchange Agent and its partners, officers, directors, employees and agents (collectively, the "INDEMNITEES") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

      (b) If the indemnification provided for in Section 8.03(a) is applicable, but for any reason is held to be unavailable, the Indemnitors shall jointly and severally contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01    EXPENSES.

      Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.02    APPLICABLE LAW

      Except to the extent that the law of the State of Florida is mandatorily applicable to the Merger (which shall be governed by the FBCA), this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03    NOTICES.

      All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

      (a) If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

      (b) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

      (c) If otherwise actually personally delivered, when delivered.

      All notices and other communications under this Agreement shall be sent or delivered as follows:

      If to DaLian US, to:

                  Mr. Zhengquan Wang
                  Chief Executive Officer, Dalian US
                  c/o American Union Securities, Inc.
                  100 Wall Street - 15th Floor
                  New York, NY 10005
                  Telephone: 212-232-0120
                  Facsimile: 212-786-5867
      with a copy to (which shall not constitute notice):

                  Robert Brantl, Esq.
                  322 4th Street
                  Brooklyn, NY 11215
                  Telephone: 718-768-6045
                  Facsimile: 718-965-4042

      If to M-GAB and/or the Shareholders, to:

                  M-GAB Development Corporation
                  9900 Research Drive
                  Irvine, CA 92618
                  Attn: President
                  Telephone: (949) 635-1240
                  Facsimile: (949) 635-1244

      with a copy to (which shall not constitute notice):

                  The Lebrecht Group, APLC
                  406 West South Jordan Parkway, Suite 160
                  South Jordan, UT  84095
                  Attn:  Brian A. Lebrecht, Esq.
                  Telephone: (801) 983-4948
                  Facsimile: (801) 983-4958

      Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04    ENTIRE AGREEMENT.

      This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter including the Letter of Intent made by RunZe and M-GAB dated February 10, 2006.

SECTION 9.05    ASSIGNMENT.

      Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by
Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.06    COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.07    NO THIRD PARTY BENEFICIARIES.

      Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.08    RULES OF CONSTRUCTION.

      The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


M-GAB DEVELOPMENT CORPORATION


By:      /s/ Carl M. Berg
         --------------------------------------------
Name:    Carl M. Berg
Title:   President


DALIAN ACQUISITION CORP


By:     /s/ Carl M. Berg
        --------------------------------------------
Name:   Carl M. Berg
Title:  President


M-GAB SHAREHOLDERS


/s/ Carl M. Berg
-----------------------------------------------------
CARL M. BERG

SADIE, LLC



BY   /s/ Carl M. Berg
  ---------------------------------------------------
     CARL M. BERG, MANAGING MEMBER

CHINA AGRO SCIENCES CORP.


By: /s/ Zhenguan Wang
    -------------------------------------------------
Name:    Zhengquan Wang
Title:   President